UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 6, 2006

DOCUMENT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-20981	33-0485994
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5958 Priestly Drive Carlsbad, California		92008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 602-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 6, 2006, Document Sciences Corporation (the “Company”) entered into a stock option and restricted stock plan and agreement (the “Stock Plan and Agreement”) with Hakan Akbas.

Mr. Akbas is employed in the capacity of Chief Marketing Officer and Senior Vice President with the Company. Pursuant to the Stock Plan and Agreement, Mr. Akbas received 25,000 restricted shares of the Company’s common stock and non-qualified options to purchase an additional 25,000 shares of the Company’s common stock, subject to certain vesting requirements and other terms and conditions set forth in the Stock Plan and Agreement.

The description of the material features of the Stock Plan and Agreement provided above is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Stock Plan and Agreement, dated as of April 6, 2006, between Document Sciences Corporation and Hakan Akbas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2006

DOCUMENT SCIENCES CORPORATION

By:	/s/ John L. McGannon
Name:	John L. McGannon
Its:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Stock Plan and Agreement, dated as of April 6, 2006, between Document Sciences Corporation and Hakan Akbas.